As filed with the Securities and Exchange Commission on April 16, 1997
                                                    Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------
                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                            ---------------------
                         NORTHERN TRUST CORPORATION
           (Exact name of registrant as specified in its charter)

             Delaware                      36-2723087
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)          identification no.)

                         Fifty South LaSalle Street
                           Chicago, Illinois 60675

        (Address of principal executive offices, including zip code)

                         NORTHERN TRUST CORPORATION
                      AMENDED 1992 INCENTIVE STOCK PLAN

                          (Full title of the plan)

                              Peter L. Rossiter
           Executive Vice President, General Counsel and Secretary
                         Fifty South LaSalle Street
                           Chicago, Illinois 60675

                   (Name and address of agent for service)

                               (312) 444-3716

        (Telephone number, including area code, of agent for service)

                          ------------------------

                       CALCULATION OF REGISTRATION FEE

                                                                  Proposed         Proposed
                                                   Amount          maximum         maximum
        Title of Securities to be Registered        to be         offering        aggregate          Amount of
                                                 registered        price       offering price     registration fee
                                                                 per share


       Common Stock, $1.66 2/3 par value per      8,500,000     $38.34375(1)   $325,921,875(1)     $98,764.20(1)
       share (including associated Preferred       shares
       Stock Purchase Rights)

      (1) Computed on the basis of the average of the high and low sales prices of the Common Stock reported on The Nasdaq Stock Market on April 11, 1997 pursuant to Rule 457(h) of the Securities Act of
           1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                            GENERAL INSTRUCTIONS


   E.   Registration of Additional Securities

        The contents of the registration statement on Form S-8 (File No. 33-47597) filed by the Registrant with the Securities and Exchange Commission on April 30, 1992 registering shares of its Common Stock, $1.66 2/3 par value per share, issuable pursuant to the Northern Trust Corporation 1992 Incentive Stock Plan, are hereby incorporated by reference.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        All information required in this registration statement not included below or in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement of the Registrant on Form S-8 (File No. 33-47597), which is incorporated herein by reference.

   Item 5.   Interests of Named Experts and Counsel.

        Peter L. Rossiter, Executive Vice President, General Counsel and Secretary of the Registrant, has furnished the opinion attached as
   Exhibit 5 to this registration statement with respect to the validity of the securities being registered hereunder. As of April 1, 1997, Mr. Rossiter beneficially owned 105,897 shares of Common Stock of the Registrant, which includes 98,970 shares issuable pursuant to stock options exercisable within the next 60 days.

   Item 6.   Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law and Article Eighth of the Corporation s Restated Certificate of Incorporation provide for indemnification of the Corporation s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The general effect of these provisions is to provide that the Corporation shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act, and the Corporation has entered into insurance maintenance agreements with its directors under which the Corporation is obligated to maintain insurance coverage for directors at certain levels for specified periods.

   Item 8. Exhibits.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

   Item 9.   Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
   Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 15, 1997.

                                 NORTHERN TRUST CORPORATION
                                 (Registrant)


                                 By:   /s/ Perry R. Pero
                                    -------------------------------
                                      Perry R. Pero
                                      Senior Executive Vice President
                                      and Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      Signature                                      Title                             Date


       William A. Osborn*                        Chairman and Chief Executive Officer            April 15, 1997
       -------------------------------
       William A. Osborn


       /s/ Perry R. Pero                         Senior Executive Vice President and             April 15, 1997
       -------------------------------           Chief Financial Officer
       Perry R. Pero

       /s/ Harry W. Short                        Senior Vice President and Controller (Chief     April 15, 1997
       -------------------------------           Accounting Officer)
       Harry W. Short


       Duane L. Burnham*                                           Director                      April 15, 1997
       -------------------------------
       Duane L. Burnham


       Dolores E. Cross*                                           Director                      April 15, 1997
       -------------------------------
       Dolores E. Cross




                      Signature                                      Title                             Date

       Susan Crown*
       -------------------------------                             Director                      April 15, 1997
       Susan Crown


       Robert S. Hamada*
       -------------------------------                             Director                      April 15, 1997
       Robert S. Hamada

       Barry G. Hastings*                                          Director                      April 15, 1997
       -------------------------------
       Barry G. Hastings


       Robert A. Helman*                                           Director                      April 15, 1997
       -------------------------------
       Robert A. Helman


       Arthur L. Kelly*                                            Director                      April 15, 1997
       -------------------------------
       Arthur L. Kelly


       Frederick A. Krehbiel*                                      Director                      April 15, 1997
       -------------------------------
       Frederick A. Krehbiel


       William G. Mitchell*                                        Director                      April 15, 1997
       -------------------------------
       William G. Mitchell


       Edward J. Mooney*                                           Director                      April 15, 1997
       -------------------------------
       Edward J. Mooney


       Harold B. Smith*                                            Director                      April 15, 1997
       ------------------------------
       Harold B. Smith


       William D. Smithburg*                                       Director                      April 15, 1997
       ------------------------------
       William D. Smithburg



                      Signature                                      Title                             Date


       Bide L. Thomas*                                             Director                      April 15, 1997
       ------------------------------
       Bide L. Thomas



       *By /s/ Perry R. Pero
               ----------------------
               Perry R. Pero
               Attorney-in-Fact
               (Pursuant to Powers of
               Attorney filed as Exhibits to
               this Registration Statement)

                                EXHIBIT INDEX

   Exhibit
   Number                   Description

   4.1                 Restated Certificate of Incorporation
                       (Incorporated by reference to Exhibit 3(i) of the Registrant's Annual Report on Form 10-K for the year ended
                       December 31, 1996)

   4.2                 By-laws, as amended
                       (Incorporated by reference to Exhibit
                       3(ii) of the Registrant's Annual Report
                       on Form 10-K for the year ended
                       December 31, 1996)

   5                   Opinion of Counsel

   23.1                Consent of Counsel
                       (Contained in its opinion filed
                       as Exhibit 5)

   23.2                Consent of Independent Public Accountants

   24                  Powers of Attorney